UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2019

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Tri-State International Lincolnshire, Illinois		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2019, CDW Corporation (the “Company”) entered into amended and restated Compensation Protection Agreements with each of Christine A. Leahy (as previously modified to reflect the specific terms set forth in Ms. Leahy’s Amended and Restated Compensation Protection Agreement dated January 1, 2019), Jill M. Billhorn, Mark C. Chong, Elizabeth H. Connelly, Christina M. Corley, Douglas E. Eckrote, Collin B. Kebo, Robert F. Kirby, Frederick J. Kulevich, Christina V. Rother, Jonathan J. Stevens and Matthew A. Troka (each, an “Executive Officer”), effective as of January 1, 2020. Under each Compensation Protection Agreement, the Executive Officer is entitled to severance benefits upon a qualifying termination of employment with the Company and its subsidiaries.

The sole purpose of amending and restating such Compensation Protection Agreements was to extend the expiration date of each such agreement by three years — from January 1, 2020 to January 1, 2023.

The foregoing is only a summary of the material terms of the Compensation Protection Agreements, as amended and restated, and does not purport to be complete, and is qualified in its entirety by reference to Ms. Leahy’s Compensation Protection Agreement and the form of the other Executive Officers’ Compensation Protection Agreements, as amended and restated, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Compensation Protection Agreement by and among CDW Corporation, CDW LLC and Christine A. Leahy, effective as of January 1, 2020.

10.2	Form of Compensation Protection Agreement (effective on and after January 1, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: March 11, 2019	By:	/s/ Frederick J. Kulevich
Frederick J. Kulevich Senior Vice President, General Counsel and Corporate Secretary

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